UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 24, 2015

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.  Other Events

Heritage Commerce Corp, the holding company (the “Company”) for Heritage Bank of Commerce, is scheduled to present at Keefe, Bruyette & Woods 2015 Community Bank Investor Conference at the The Grand Hyatt Grand Central in New York, New York. Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, July 28, 2015 at 5:30 a.m. PDT. The presentation will be archived for 90 days after the conference, and can be viewed at

http://wsw.com/webcast/kbw29/htbk.

A copy of the information in the slide presentation is included as Exhibit 99.2. This Form 8-K and the information included as exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates. The information in the materials is presented as of June 30, 2015, and the Company does not assume any obligations to update such information in the future.

Item 9.01   Financial statements and exhibits.

D) Exhibits

99.1                  Slide presentation to investors to be presented on July 28, 2015 by the registrant’s President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2015

Heritage Commerce Corp

By:  /s/ Lawrence D. McGovern

Name: Lawrence D. McGovern

Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	The Company’s presentation to investors to be presented on July 28, 2015 by the registrant’s President and Chief Executive Officer.